Exhibit 10.2

NOVELL, INC.

2009 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT, dated as of              , 20     (the “Date of Grant”), is delivered by Novell, Inc. (the “Company”) to                      (the “Grantee”).

RECITALS

A. The Novell, Inc. 2009 Omnibus Incentive Plan (the “Plan”) provides for the grant of restricted stock in accordance with the terms and conditions of the Plan. Pursuant to the Non-Employee Director Remuneration and Expense Reimbursement Summary, as in effect from time to time and approved by the Board of Directors of the Company (the “Board”), the Committee (as defined in the Plan) has approved a grant of restricted stock as an inducement for the Grantee to promote the best interests of the Company and its stockholders. A copy of the Plan is available at https://innerweb.novell.com/organizations/finance/shareholder_services/.

B. The Plan is administered by the Committee.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Stock. The Company hereby grants the Grantee              shares of restricted common stock of the Company (the “Restricted Stock”). The Restricted Stock is subject to the terms and conditions set forth in this Agreement and the Plan.

2. Vesting of Restricted Stock.

(a) The Restricted Stock shall be subject to forfeiture until the Restricted Stock vests. Except as otherwise provided in subparagraphs 2(b) or 2(c) below, the Restricted Stock shall vest in accordance with the following schedule, provided that the Grantee is a Director (as defined in the Plan) of the Company on such dates.

If the foregoing schedule would produce fractional shares of Company common stock (the “Shares”), the number of Shares that vest shall be rounded down to the nearest whole Share. The vesting of the Restricted Stock shall be cumulative, but shall not exceed 100% of the Shares subject to the Restricted Stock.

(b) Immediately upon the Grantee’s death while a Director of the Company, each Share of the Grantee’s outstanding, unvested Restricted Stock shall vest with respect to all of the Shares that would have vested during the twelve (12) months following such death if the Grantee had remained a Director of the Company.

(c) Immediately upon the effective date of the Retirement (as defined below) of the Grantee (i.e., the last date of the Grantee’s service as a Director of the Company), each Share of the Grantee’s outstanding, unvested Restricted Stock shall vest. For purposes hereof, “Retirement” means separation from the Board under circumstances determined from time to time or in any specific instance by the Committee to constitute retirement.

3. Termination of Restricted Stock. Except as otherwise provided in Paragraph 2 above, if the Grantee ceases to serve as a Director for any reason before all of the Shares of Restricted Stock vest, the Grantee’s rights to any unvested Shares of Restricted Stock shall automatically terminate and such unvested Shares shall be forfeited as of the date of the Grantee’s termination as a Director. No payment shall be made with respect to any unvested Shares of Restricted Stock that are forfeited as described in this Paragraph 3.

4. Issuance of Certificates.

(a) Stock certificates representing the Shares subject to the Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, or the Company may hold non-certificated Shares until the Restricted Stock vests. Before the Restricted Stock vests, the Grantee shall receive any cash dividends with respect to the Shares subject to the Restricted Stock and may vote such Shares. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event before the Restricted Stock vests, the Shares or other property issued or declared with respect to the unvested Shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the Shares to which they relate.

(b) Each certificate representing unvested Shares of Restricted Stock may bear the following legend: THE SALE OR TRANSFER OF SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE NOVELL, INC. 2009 OMNIBUS INCENTIVE PLAN, AND IN THE ASSOCIATED AWARD AGREEMENT. A COPY OF THE PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM NOVELL INC. When the Grantee obtains a vested right to the Shares, a certificate (in paper or electronic form) representing the vested Shares shall be issued to the Grantee, free of the restrictions under Paragraph 2 of this Agreement and without the foregoing legend.

(c) The issuance of Shares to the Grantee pursuant to this Agreement is subject to all applicable foreign, federal, state, local and other taxes. All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if applicable.

(d) The obligation of the Company to deliver Shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

5. Change of Control. If a Change of Control (as defined in the Plan) occurs, the provisions of the Plan applicable to a Change of Control shall apply to the Restricted Stock.

6. Nature of Grant. In accepting the Restricted Stock, the Grantee acknowledges that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated at any time, unless otherwise provided in the Plan and this Agreement; (ii) the grant of the Restricted Stock does not create any contractual or other right to receive future grants of restricted stock, or benefits in lieu of restricted stock, even if restricted stock has been granted repeatedly in the past; (iii) all decisions with respect to future restricted stock grants, if any, will be at the sole discretion of the Board or the Committee; (iv) the Grantee is voluntarily participating in the Plan; (v) in the event that the Grantee is not an employee of the Company, an Affiliate, or a Subsidiary, the Restricted Stock grant will not be interpreted to form an employment contract or relationship with the Company or with any Affiliate or Subsidiary; (vi) the future value of the underlying Shares is unknown and cannot be predicted with certainty; and (vii) the value of Shares acquired upon vesting may increase or decrease in value, and no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock or from any diminution in value of the Restricted Stock or Shares received upon vesting of the Restricted Stock, and the Grantee irrevocably releases the Company and all Affiliates and Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. The grant of the Restricted Stock is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) changes in capitalization of the Company, and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Restricted Stock pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Restricted Stock or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Restricted Stock by notice to the Grantee, and the Restricted Stock and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s Subsidiaries and Affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

10. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. This Agreement and the Restricted Stock are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), because restricted stock is not considered to be non-qualified deferred compensation under Section 409A of the Code.

11. I.R.C. Section 83(b). The Grantee hereby acknowledges that the Grantee has been informed that, with respect to the Restricted Stock, the Grantee may file an election with the Internal Revenue Service, within 30 days of the execution of this Agreement, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Restricted Stock and the Fair Market Value (as defined in the Plan) of the Shares on the Date of Grant. Absent such an election, taxable income will be measured and recognized by the Grantee at the time or times at which the forfeiture restrictions on the Restricted Stock lapse. The Grantee is strongly encouraged to seek the advice of his or her own tax consultants in connection with the issuance of the Restricted Stock and the advisability of filing of the election under Section 83(b) of the Code. The Grantee may contact Shareholder Services for the applicable election forms.

THE GRANTEE ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S, BUT RATHER THE GRANTEE’S SOLE RESPONSIBILITY TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY.

12. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of Director of Shareholder Services at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to the Grantee at the residential address written beneath the Grantee’s name below. The Grantee agrees to notify the Company in writing upon any change in such residential address. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the applicable postal service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

NOVELL, INC.

By:

Name:

Title:

I hereby accept the Restricted Stock described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Grantee:

Print Name:

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